Third Quarter 2026 Earnings Presentation Exhibit 99.2

Disclaimer   This disclaimer applies to this document and the verbal comments of any person presenting it. This presentation, together with any such oral or written comments, is referred to herein as the “Presentation.” Forward-Looking Statements This Presentation relating to Millrose Properties, Inc. (“Millrose,” “we,” “our,” “us,” “MRP,” or the “Company”) contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about Millrose’s plans, strategies and objectives, as well as statements about Millrose’s business (including MPH Parent, LLC (“MPH Parent”), Millrose Properties Holdings, LLC (“Millrose Holdings”), Millrose Properties SPE LLC, MRP Liberty, LLC and any of the other Millrose subsidiaries), and Millrose’s future plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may”, “can”, “shall”, “will”, “expect”, “intend”, “anticipate”, “estimate”, “believe”, “continue” or other similar words or the negatives thereof intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. Specific forward-looking statements in this Presentation include statements regarding: Millrose’s plans and objectives for future operations, including plans and objectives relating to the future growth of our business and our homesite option platform; the availability of capital at any given time to finance the various endeavors, projects and acquisitions that are expected or planned for Millrose, as well as the availability of capital that needs to be reserved for specified uses (whether contractually or by law); expectations about the quality and value of our homesites and the existence of any liabilities attached to the homesites, and the adequacy of the protection, including our counterparties’ indemnification of Millrose in connection with the land assets acquired under the counterparty agreements; expectations and assumptions regarding our ongoing relationships with counterparties, including expectations that counterparties will fully perform their obligations under existing agreements, and timely exercise their purchase option; our expected business, operations and financial position; expectations and assumptions regarding our industry, the real estate markets or the economy, including statements regarding the competitive landscape; the possibility of providing our homesite option platform and continuing our expansion to new counterparties, and the nature of any such future arrangements; any expected use, development, rental or sale of land and real estate assets that we have acquired or may acquire in the future; expectations and assumptions around our relationship with our external manager, Kennedy Lewis Land and Residential Advisors LLC, an affiliate and wholly-owned subsidiary of Kennedy Lewis Investment Management LLC; our status as a real estate investment trust (“REIT”) and MPH Parent’s, RCH Holdings, Inc.’s, and Millrose Holdings’ status as taxable REIT subsidiaries (“TRSs”); expectations around ownership limits of our common stock; expectations and assumptions around our source of revenues, expected income, ability to secure financing or incur and repay indebtedness, and ability to comply with restrictions contained in our debt covenants; and other forward-looking statements, are all based on currently known or available information, which may not be indicative of future results (particularly as we are a recently formed company and have had limited historical operations as a standalone company), as well as assumptions and expectations that involve numerous risks and uncertainties. All forward-looking statements included in this Presentation are qualified in their entirety by, and should be read in the context of, the risk factors and other factors disclosed in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which can be obtained free of charge on the Securities and Exchange Commission’s web site at http://www.sec.gov. Assumptions relating to these statements involve judgments with respect to, among other things, future macroeconomic, competitive and market conditions, future land values, future business decisions, future environmental conditions and relationships with our counterparties, all of which are difficult or impossible to accurately predict and many of which are beyond our control. All forward-looking statements included herein are based on information available to us as of the date hereof and speak only as of such date. The forward-looking statements contained in this Presentation reflect our views as of the date of this Presentation about future events and are subject to risks, uncertainties, assumptions, and changes in circumstances that may cause our actual results, performance, or achievements to differ significantly from those expressed or implied in any forward-looking statement. Although we believe the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate, and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate and our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by Millrose or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

Disclaimer (Cont’d) Industry and Market Information This Presentation includes market and industry data and forecasts that the Company has derived from independent consultant reports, publicly available information, various industry publications, other published industry sources, and its internal data and estimates. Independent consultant reports, industry publications and other published industry sources generally indicate that the information contained therein was obtained from sources believed to be reliable. Although the Company believes that these third-party sources are reliable, it does not guarantee the accuracy or completeness of this information, and the Company has not independently verified this information. The Company’s internal data and estimates are based upon information obtained from trade and business organizations and other contacts in the markets in which the Company operates and management's understanding of industry conditions. Although the Company believes that such information is reliable, it has not had this information verified by any independent sources. In addition, the information contained in this Presentation is as of the date hereof (except where otherwise indicated), and the Company has no obligation to update such information, including in the event that such information becomes inaccurate or if estimates change. Subsequent materials may be provided by or on behalf of the Company in its discretion and such information may supplement, modify or supersede the information in these materials. Neither the Company, nor any of its respective affiliates, advisors or representatives shall have any liability whatsoever (in negligence or otherwise) for any loss or damage howsoever arising from any use of these materials or their contents or otherwise arising in connection with these materials. Basis of Presentation The financial information presented herein (i) for the periods prior to the February 7, 2025 spin-off from Lennar (the “Spin-Off”) is that of the business assets that were spun off to Millrose (the “Predecessor Millrose Business”) and is derived from the consolidated financial statements and accounting records of Lennar, and (ii) for the periods after the February 7, 2025 Spin-Off is that of Millrose and its subsidiaries. Millrose was formed on March 19, 2024 and has operated as an independent company since the Spin-Off on February 7, 2025. The Predecessor Millrose Business financial statements reflect the expenses directly attributable to the Predecessor Millrose Business, and, land inventory assets and liabilities included in the Spin-Off, at Lennar’s historical basis. The financial statements of the Predecessor Millrose Business may not be indicative of Millrose’s future performance as an independent, publicly traded company following the Spin-Off and do not necessarily reflect what the financial position, results of operations, and cash flows would have been had Millrose operated as a separate, publicly traded company during the periods presented. The financial information of the Predecessor Millrose Business prior to the Spin-Off also presents a combination of entities under common control that have been “carved out” from Lennar’s consolidated financial statements. Historically, financial statements of the Predecessor Millrose Business have not been prepared as it was not operated separately from Lennar. This financial information reflects the expenses of the Predecessor Millrose Business and includes certain assets and liabilities that have been included in the Spin-Off, which have been reflected at Lennar’s historical basis. Non-GAAP Measures This Presentation contains both financial measures prepared and presented in accordance with generally accepted accounting principles (“GAAP”) and non-GAAP financial measures, such as Invested Capital and Adjusted Funds from Operations (“AFFO”), which are measurements of financial performance that are not prepared and presented in accordance with GAAP. Accordingly, these measures should not be considered as substitutes for data prepared and presented in accordance with GAAP. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. Although we use or have used these non-GAAP financial measures to assess the performance of our business and for the other purposes, the use of these non-GAAP financial measures as an analytical tool has limitations, and you should not consider them in isolation, or as a substitute for analysis of our results of operations as reported in accordance with GAAP. In addition, because not all companies use identical calculations, the non-GAAP financial measures included in this Presentation may not be comparable to similarly titled measures disclosed by other companies, including our peers or other companies in our industry. Please see “Appendix” within the Presentation for reconciliation of the non-GAAP financial measures included in this Presentation to our most directly comparable financial measure calculated and presented in accordance with GAAP.

Third Quarter 2026 Results Financial Portfolio Liquidity & Capitalization Net income of $130.0M, or $0.78 per share Increase of 3%, or $4.1M, compared to Q2 2026 Increase of 24%, or $24.9M, compared to Q3 2025 Adjusted Funds From Operations (AFFO)1 of $133.5M, or $0.80 per share Quarterly dividend of $131.2M, or $0.79 per share Funded $1.3B for land acquisition and development and received net takedown proceeds of $0.8B, bringing net investment balance to $9.2B4 (net of non-option earning deposits & other reductions) on total assets of $10.6B Increased invested capital outside of Lennar MPA by $521M, including $175M funding of preferred instruments, resulting in $3.4B4 with a weighted average yield of 10.8%3 as of September 30, 2026 Purchased 1,233 single-family rentals with approximate purchase price of $270K per home, efficiently financed with $213M of asset-backed, limited recourse financing at S + 120bps As of September 30, 2026: Total liquidity of $0.8B comprised of cash on hand and revolving credit facility capacity Increased revolving credit facility capacity by $50M to $1,385M $635M outstanding on revolving credit facility and $497M outstanding on term loan Board of Directors authorized $250M Share Repurchase Program after quarter-end 1. Non-GAAP metric; please reference reconciliation table in the Appendix. Defined as Adjusted Funds From Operations, which are calculated as the net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate depreciation, adjusted to eliminate the impact of non-recurring items that are not reflective of ongoing operations and certain non-cash items that reduce or increase net income (loss) in accordance with GAAP, and also adjusted for income tax expense (other than income tax expenses of our TRSs) that will not be incurred following our election and qualification to be subject to tax as a REIT for U.S. federal income tax purposes. 2. GAAP reported gross takedowns included in Homesites under option contracts less associated deposit liability on the Company’s balance sheet 3. Based on average of option rate and/or loan interest rate weighted by investment balance, assumes three-month term SOFR rate as of 6/26/2026. 4. Represents Invested Capital, which is a non-GAAP metric. Please reference reconciliation table in the Appendix.

Third Quarter 2026 Financial Overview September 30, 2026 Option Fee Revenues $209.5m Development Loan Income $1.5m Management Fee Expense ($30.3m) Stock-Based Compensation Expense ($0.3m) Income From Operations $180.5m Interest Income $1.0m Income from preferred instruments and other $1.0m Interest Expense ($47.1m) Other Expenses ($0.5m) Income Tax Expense ($4.9m) Net Income Per Share $130.0m $0.78 Adjusted Funds From Operations (AFFO)1 Per Share $133.5m $0.80 Dividend Per Share $131.2m $0.79 $211.0M revenue from Option Fees and Development Loan Income $30.3M Management Fee Expense, equal to 1.25% of gross tangible assets Q3 GAAP net income of $130.0M, and AFFO1 of $133.5M, or $0.80 per share 1. Non-GAAP metric; please reference reconciliation table in the Appendix. Defined as Adjusted Funds From Operations, which are calculated as the net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate depreciation, adjusted to eliminate the impact of non-recurring items that are not reflective of ongoing operations and certain non-cash items that reduce or increase net income (loss) in accordance with GAAP, and also adjusted for income tax expense (other than income tax expenses of our TRSs) that will not be incurred following our election and qualification to be subject to tax as a REIT for U.S. federal income tax purposes. 2. Represents annualized AFFO divided by quarter-end shareholder’s equity of $5.9B. Represents 9.1% AFFO yield on equity2 (annualized basis)

Book Value Per Share Roll-Forward Quarterly dividend of $131.2M, or $0.79 per share Increase of 8% compared to Q3 2025 Board of Directors authorized $250M Share Repurchase Program $35.24 +$0.78 -$0.79 $35.24 Represents 8.9% dividend yield on equity2 1. Non-GAAP metric; please reference reconciliation table in the Appendix. Defined as Adjusted Funds From Operations, which are calculated as the net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate depreciation, adjusted to eliminate the impact of non-recurring items that are not reflective of ongoing operations and certain non-cash items that reduce or increase net income (loss) in accordance with GAAP, and also adjusted for income tax expense (other than income tax expenses of our TRSs) that will not be incurred following our election and qualification to be subject to tax as a REIT for U.S. federal income tax purposes. 2. Represents annualized dividend divided by the average shareholder’s equity for the current and prior quarter. Net Income per share

7 Millrose is capitalized with $2.0B Senior Notes, $1.1B outstanding on unsecured credit facility, including term loan4, on $10.6B of total assets Ample liquidity of ~$0.8B revolving credit facility capacity and cash Conservative leverage profile of 36% Debt to Capitalization CAPITALIZATION Significant asset base with a flexible capital structure as of 9/30 ($B) Note: Data as of September 30, 2026 1. Liquidity as of 6/30/2026 includes $34M in cash and $1.4B remaining revolving credit facility capacity, including term loan commitment. 2. Liquidity as of 9/30/2026 includes $65M in cash and $0.8B remaining revolving credit facility capacity, including term loan commitment. 3. Does not include $1B senior notes offering which was consummated after 9/30/2026. 4. Corporate debt excludes $213M limited recourse asset level financing. 5. Calculated as total debt divided by total debt and equity. As of 9/30 2 Conservative Leverage Profile Total Assets Corporate Debt4 Total Liquidity2 Debt to Capitalization5 $3.1B 36% $10.6B $0.8B As of 6/30 1 As of 9/30/20263

Invested Capital by Customer Category – Q3 2026

- Strong demand for the platform, resulting in $1.3B in land acquisition and development funding in Q3
- Excluding the Lennar Master Program Agreement, Invested Capital grew $521M to $3,371M, lifting Implied Quarterly Income Run Rate by $17M, or 8%, compared to prior quarter

Key Portfolio Metrics *In millions*	**Lennar Master Program Agreement**	**Other Agreements**	**Total**
Invested Capital as of 6/30/2026[1,4]	**$5,949**	**$2,850**	**$8,799**
Takedown Proceeds[2]	($621)	($193)	**($814)**
Land Acquisition and Development Funding[3]	$546	$714	**$1,260**
Invested Capital as of 9/30/2026[4]	**$5,874**	**$3,371**	**$9,245**
Wtd. Avg Yield as of 9/30/2026[5]	8.5%	10.8%	**9.3%**
Implied Quarterly Income Run Rate as of 9/30/2026[6]	$128	$93	**$221**
Wtd. Avg Remaining Life as of 9/30/2026[7]	3.8 Years	2.4 Years	**3.3 Years**
Wtd. Avg Maturity as of 9/30/2026[8]	62 Months	35 Months	**53 Months**

1. Homesite inventory and related assets less non-option earning deposits, net deferred tax liability and other holdbacks. 2. Reduction in investment balance from development loan repayments and homesite sales pursuant to the option agreements associated with the applicable category shown; takedowns are net of deposit credits adjusted for non-option earning deposits. 3. Land acquisition shown net of deposits received. Other Agreements includes preferred instruments and excludes single-family rental assets. 4. Non-GAAP metric, please reference reconciliation table in the Appendix. Totals may not foot due to rounding. 5. Based on average of option rate and/or loan interest rate weighted by investment balance, assumes three-month term SOFR rate as of 6/26/2026. 6. Calculated by taking Invested Capital balance at end of period multiplied by weighted average yield as of quarter end, adjusted for number of days in Q3 2026. 7. Calculated by taking weighted average life per each community weighted by investment balance. 8. Calculated by taking months until the final scheduled homesite sale per each community weighted by investment balance.

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Invested Capital Growth With Additional Counterparties Continued diversification outside of Lennar Master Program Agreement evidenced by $3.4B growth in invested capital1 since inception with 22 distinct counterparties by September 30, 2026 1. Non-GAAP metric; please reference reconciliation table in Appendix 2. Invested capital outside of Lennar Master Program Agreement 3. Total counterparties includes Lennar Net Funding In millions 2 3 Since inception, no counterparty has exercised its option to terminate

156,729 Current Homesites1 834 Total Properties2 30 Total States ~$10.6B Total Assets ~$5.9B Shareholders’ Equity 9.3% Weighted Average Yield ~$16.5B Takedown Proceeds 36% Debt to Capitalization3 ~$0.8B Liquidity4 1. Total homesites under option contracts as of 9/30/2026 excluding homesites associated with investments in development loans. 2. Communities owned as of 9/30/2026, including communities associated with future purchases and excluding homesites associated with investments in development loans and single-family rentals. 3. Calculated as total debt divided by total debt and equity. 4. Liquidity as of 9/30/2026 includes $65M in cash and $0.8B remaining revolving credit facility capacity. PLATFORM SNAPSHOT (as of 9/30/2026) Millrose at a Glance State Homesites Takedown Proceeds ($B) % of Total Proceeds 1 California 12,735 $ 3.4 20.5% 2 Texas 46,113 3.1 18.9 3 Florida 23,480 2.1 12.6 4 South Carolina 9,715 1.0 5.9 5 North Carolina 5,987 0.9 5.2 6 Colorado 5,483 0.7 4.1 7 Oklahoma 10,620 0.6 3.8 8 Maryland 4,672 0.6 3.6 9 Georgia 5,718 0.6 3.5 10 Arizona 4,034 0.5 3.0 Top 10 Subtotal 128,557 $ 13.4 81.1 % Remaining 28,172 3.1 18.9 % Total 156,729 $ 16.5 100.0 % TOP 10 STATES BY ESTIMATED TAKEDOWN PROCEEDS

Robust Cash Conversion Cycle

➤ Millrose's recurring capital-recycling model generated $3.5B of TTM net takedown proceeds through Q3 2026 (up from $3.3B at year-end 2025), equivalent to ~38%[1] of period-end invested capital[2] — an internal funding source for new land purchases, development or debt repayment that reduces reliance on external financing

Rolling 4-Quarter (TTM) Net Takedown Proceeds[3]
In millions

Portfolio weighted average life of **3 years**[4]



Current Quarter
Prior Three Quarters
$645
$1,442
645
797
$2,294
1,442
852
$3,284
2,294
990
$3,365
2,639
726
$3,573
2,568
1,005
$3,511
2,721
790
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026

1. Calculated by taking Q3 2026 total TTM net takedown proceeds referenced above divided by Q3 2026 ending period invested capital. 2. Non-GAAP metric; please reference reconciliation table in Appendix. 3. Takedown proceeds shown net of deposits, calculated as GAAP-reported gross takedowns from inventory less the associated builder deposit liability on the balance sheet 4. Calculated as weighted average life per community, weighted by investment balance

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$580M Land Banking Funding Based on CY2025A revenue within U.S. headquartered home builders 2. Net of cash deposits received from Dream Finders pursuant to the option agreements 3. Preferred instrument funding amounts net of OID. 4. Pro-forma calculation using 9/30/2026 invested capital plus transaction amounts funded in Q4 2026. On October 20th, Dream Finders Homes (“Dream Finders”) announced the closing of its previously announced acquisition of Beazer Homes USA, Inc. (“Beazer”) Millrose provided approximately $1.1 billion of acquisition funding towards the transaction across two complementary instruments that together delivered a comprehensive capital solution: $580 million² land banking funding via acquisition of homesites from Beazer and execution of option agreements with Dream Finders, funded simultaneously with transaction closing. $488 million3 preferred instrument funding across two closings: Initial $171 million funding on September 14, 2026 at the time of Millrose’s execution of the subscription agreement, with $317 million balance funded on October 20th. The transaction represents a use case for Millrose’s unique capability as an industry capital solution and further diversifies invested capital outside the Lennar MPA, while generating contractual income at an attractive yield. $1.1B Transaction Funding Dream Finders Homes Transaction Closing ~2.5 Years Weighted Avg. Life >50% Finished Lots Pro Forma4 Asset Base as of 10/20/2026 Lennar MPA Asset Base Other Agreements Asset Base Dream Finders Transaction Summary Structure Funding ($M) Returns Land Banking Proceeds $580 Option Maintenance Fees + $8.0 million commitment fee to MRP Preferred Instrument $488 12% rate on $500 million balance + $5.25 million commitment fee to MRP Total $1,068 ~7,000 Lots Acquired ~2.5 Years Weighted Average Life >50% Finished Lots ~7,000 Millrose Lots Acquired $488M Preferred Instrument Funding Fixed income return profile, consistent with existing Development Loan business line Strong inventory / asset coverage Inclusive of $171m3 initial funding on 9/14

Power of the Platform in Action Millrose provided capital to support three closed homebuilder M&A acquisitions: (i) the acquisition of Rausch Coleman by Lennar, (ii) the take-private of Landsea by New Home, and (iii) the acquisition of Beazer Homes by Dream Finders Homes Millrose has utilized its existing relationships with the acquiring homebuilders and will continue to leverage its longstanding relationships to support homebuilder M&A and accretively deploy capital THREE STRATEGIC HOMEBUILDER M&A DEALS Txn. date: 5/12/25 M&A: New Home acquired Landsea’s operating business Homesites MRP acquired: 4,186 MRP txn size: $700M in land assets acquired from Landsea Txn. date: 2/10/25, 3 days after MRP spin-off M&A: Lennar acquired Rausch Coleman operating business Homesites MRP acquired: 25,000 MRP txn size: $900M in land assets acquired from Rausch Txn. date: 10/20/26 M&A: Dream Finders acquired Beazer Homes MRP txn size: $580M in land assets and $488M1 in preferred instruments 1. Preferred instrument funding amounts net of OID.

Single-Family Rental Portfolio

Single-Family Rental Transaction Summary Millrose acquired 1,233 Single-Family Rental homes from Lennar Corporation (NYSE:LEN) in well-located MSAs with strong rental growth and an attractive economic profile (the “Pilot SFR Portfolio”) for approximately $333 million. The transaction represents another use case for the critical role that Millrose can play in the broader homebuilder ecosystem. 1,233 newly constructed single-family rental assets primarily located in the Sun Belt (TX, FL, NC, SC) Pilot SFR Portfolio represents asset base with sufficient scale to enable institutional property management and financing, while limiting use of Millrose balance sheet to approximately $120 million net of limited-recourse asset-level financing Entered into additional community build-to-rent contracts with expected net investment of approximately $50 million based on $100 million of expected asset level limited recourse financing and $150 million gross purchase price Pilot SFR Portfolio will be property managed by Evergreen Residential, a nationally scaled rental housing platform with over 30,000 homes managed across 28 states Pilot SFR Portfolio Strategic Rationale Financial Impact Pilot program that complements and augments Millrose’s core land banking platform by broadening value-add offering to counterparties in an evolving market Unlocks stronger land banking sourcing and economics from core homebuilder customers while adding strategic revenue diversification through recurring rental income using limited amount of Millrose capital Provides initial platform to evaluate go-forward affordability-driven programs including “path-to-homeownership” lease structure; approximate $270k purchase price per home enables accretive economics while seeking to address affordability Efficiently financed; $120 million of balance sheet cash and $213 million of asset-backed, limited-recourse financing at S + 120bps Underwritten return comprised of stabilized initial yield on attractive portfolio pricing and forward rent growth in current mortgage rate environment, relative to cost of asset level financing

Pilot SFR Portfolio Was Efficiently Financed and Had Complementary Geographic Overlap Gross Assets $333M $213M (S+120) New build, single family homes Secured financing on rental homes Less: Asset-Backed Financing Net SFR Investment $120M Millrose equity exposure to portfolio Land Banking and Other Related Assets vs SFR Net Investment Land Banking / Other1 Single-Family Rental   State # of Homes Gross Assets ($M) Avg. Cost per Home Millrose Existing Presence 1 TX 386 $ 82 $ 213  2 FL 142 41 285  3 SC 129 35 268  4 OK 115 26 228  5 NC 114 39 340  6 AR 84 19 231  7 GA 71 23 331  8 AL 71 19 261  9 IN 28 10 347  10 TN 27 10 369  Top 10 Subtotal 1,167 $ 304  $ 287   - Remaining2 66 29 439  Total  1,233 $ 333 $ 270 - 1. Land Banking and Other Related Assets includes Homesites Under Options Contracts, Development Loans Receivable, and Preferred Instruments and Other. 2. Millrose has existing land banking presence in all remaining markets.

Attractive and Accretive to Core Land Banking Business Pilot SFR Portfolio anticipated to generate recurring cash flow with NOI growth, supporting attractive long-term return potential 1. Net of Single-Family Rental asset-level limited recourse financing of $213 million. 2. Assumes 3.92% term SOFR as of 9/30/2026 Core Land Banking Business $10.2B Net Assets Bond-like cash coupons from option payments Downside protection from non-refundable deposits and other risk mitigation measures Low return volatility Debt: 6.50–6.75% (Newly issued bonds) Pilot Single-Family Rental Transaction ~$0.1B Net Assets1 Initial yield from rental income relative to bulk purchase pricing Income growth from rent increases Potential gain on sale Attractive limited-recourse financing Single-family rental properties were excluded from Kennedy Lewis management fee calculation under Management Agreement Debt: ~5.12%2 (S + 120bps) +

Appendix

Consolidated Balance Sheet

Consolidated Statements of Operations

	Three months ended September 30,		Nine months ended September 30,	
	2026	2025	2026	2025
Revenues:				
Option fee revenues	$ 209,480	$ 170,326	$ 590,180	$ 391,491
Development loan income	1,524	8,934	12,605	19,469
Total revenues	211,004	179,260	602,785	410,960
Operating expenses:				
Management Fee expense	30,264	25,895	88,325	59,959
Stock-based compensation expense	289	189	1,198	370
Provision for (benefit from) credit loss expense	—	340	(907)	340
Sales, general, and administrative expenses from pre-spin periods	—	—	—	24,960
Total operating expenses	30,553	26,424	88,616	85,629
Income from operations	**180,451**	**152,836**	**514,169**	**325,331**
Other income (expense):				
Interest income	1,045	2,450	3,282	5,356
Income from preferred instruments	996	—	996	—
Interest expense	(47,093)	(43,748)	(126,319)	(56,569)
Other expenses	(513)	(616)	(984)	(1,483)
Total other income (expense)	(45,565)	(41,914)	(123,025)	(52,696)
Net income before income taxes	**134,886**	**110,922**	**391,144**	**272,635**
Income tax expense	4,884	5,862	12,377	15,009
Net income	**$ 130,002**	**$ 105,060**	**$ 378,767**	**$ 257,626**
Adjustment for expenses from pre-spin periods	—	—	—	24,960
Net income attributable to Millrose Properties, Inc. common stockholders	**$ 130,002**	**$ 105,060**	**$ 378,767**	**$ 282,586**
Basic earnings per share of Class A and Class B common stock	$ 0.78	$ 0.63	$ 2.28	$ 1.70
Diluted earnings per share of Class A and Class B common stock	$ 0.78	$ 0.63	$ 2.28	$ 1.70
Basic weighted average common shares of outstanding Class A and Class B common stock	166,047,927	166,003,497	166,032,954	166,003,497
Diluted weighted average common shares of outstanding Class A and Class B common stock	166,064,538	166,031,797	166,054,887	166,025,174

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20

Adjusted Funds From Operations - Reconciliation 1. Reflected in interest expense in the consolidated statements of operations. See Note 11. Debt in the condensed consolidated financial statements included elsewhere in Form 10-Q for the quarter ended September 30, 2026 (the “Form 10 -Q”). 2. RSUs granted to each member of the Board under the Millrose Properties, Inc. 2024 Omnibus Incentive Plan. See Note 15. Stock-Based Compensation Expense in the condensed consolidated financial statements included elsewhere in Form 10-Q. 3. Provision for credit losses for development loan receivables. See Note 2. Basis of Presentation and Significant Accounting Policies, Development Loan Receivables, net in the condensed consolidated financial statements included in Form 10-Q. 4. Reflected in other expenses in the consolidated statements of operations. See Note 2. Basis of Presentation and Significant Accounting Policies, Other Income (Expenses) net in the condensed consolidated financial statements included in Form 10-Q.

Adjusted Funds From Operations - Reconciliation 1. Reflected in interest expense in the consolidated statements of operations. See Note 11. Debt in the condensed consolidated financial statements included elsewhere in Form 10-Q for the quarter ended September 30, 2026 (the “Form 10 -Q”). 2. RSUs granted to each member of the Board under the Millrose Properties, Inc. 2024 Omnibus Incentive Plan. See Note 15. Stock-Based Compensation Expense in the condensed consolidated financial statements included elsewhere in Form 10-Q. 3. Provision for credit losses for development loan receivables. See Note 2. Basis of Presentation and Significant Accounting Policies, Development Loan Receivables, net in the condensed consolidated financial statements included in Form 10-Q. 4. Reflected in other expenses in the consolidated statements of operations. See Note 2. Basis of Presentation and Significant Accounting Policies, Other Income (Expenses) net in the condensed consolidated financial statements included in Form 10-Q.

Asset Cross-Termination Pooling 1. Number of Homesites exclude investments associated with development loans 2. Homesites under option contracts and gross development loans receivables, less deposits, deferred tax liability, interest receivable on development loans, homesites under option contracts acquired through purchase money mortgages, and other holdbacks on post-spin acquired assets. 3. Calculated as total amount of invested capital within a pool.

Asset List – By State 1. Communities owned as of September 30, 2026, including communities associated with future purchases; and excluding homesites associated with investments in development loans. 2. Or prospective Homesites if fully entitled, as applicable. 3. Excludes properties, homesites, and takedown prices for investments associated with development loans.

Invested Capital Reconciliation – Q3 2026 1. Includes option fees received from counterparties in the subsequent month. 2. Includes (a) homesite under option contracts contributed by Lennar at Spin-Off and acquired from Rausch, less option earning deposits and other holdbacks, and (b) takedown, land acquisition and development funding activity through June 30, 2026. 3. Reduction in investment balance for the three months ended September 30, 2026 from (a) homesite takedowns pursuant to option agreements, net of deposit credits adjusted for non-option earning deposits, and (b) repayment of development loans. 4. Includes acquisitions of homesites under option contracts, net of option earnings deposits, preferred instruments and development loan funding for the three months ended September 30, 2026. Excludes investments in single-family rentals. 5. Based on average option rate and/or loan interest rate weighted by investment balance, assumes SOFR rate as of June 26, 2026. 6. Calculated by multiplying Invested Capital balance at end of period by weighted average yield as of September 30, 2026, adjusted for the number of days in the third quarter 2026. 7. Calculated by taking weighted average life per each community weighted by investment balance. 8. Calculated by taking months until the final scheduled homesite sale per each community weighted by investment balance.

Invested Capital Reconciliation – Q2 2026 1. Includes option fees received from counterparties in the subsequent month. 2. Includes (a) homesite under option contracts contributed by Lennar at Spin-Off and acquired from Rausch, less option earning deposits and other holdbacks, and (b) takedown, land acquisition and development funding activity through March 31, 2026. 3. Reduction in investment balance for the three months ended June 30, 2026 from (a) homesite takedowns pursuant to option agreements, net of deposit credits adjusted for non-option earning deposits, and (b) repayment of development loans. 4. Includes acquisitions of homesites under option contracts, net of option earnings deposits, and development loan funding for the three months ended June 30, 2026. 5. Based on average option rate and/or loan interest rate weighted by investment balance, assumes SOFR rate as of March 27, 2026. 6. Calculated by multiplying Invested Capital balance at end of period by weighted average yield as of June 30, 2026, adjusted for the number of days in the second quarter 2026. 7. Calculated by taking weighted average life per each community weighted by investment balance. 8. Calculated by taking months until the final scheduled homesite sale per each community weighted by investment balance.

Invested Capital Reconciliation – Q1 2026 1. Includes option fees received from counterparties in the subsequent month. 2. Includes (a) homesite under option contracts contributed by Lennar at Spin-Off and acquired from Rausch, less option earning deposits and other holdbacks, and (b) takedown, land acquisition and development funding activity through December 31, 2025. 3. Reduction in investment balance for the three months ended March 31, 2026 from (a) homesite takedowns pursuant to option agreements, net of deposit credits adjusted for non-option earning deposits, and (b) repayment of development loans. 4. Includes acquisitions of homesites under option contracts, net of option earnings deposits, and development loan funding for the three months ended March 31, 2026. 5. Based on average option rate and/or loan interest rate weighted by investment balance, assumes SOFR rate as of December 29, 2025. 6. Calculated by multiplying Invested Capital balance at end of period by weighted average yield as of March 31, 2026, adjusted for the number of days in the first quarter 2026. 7. Calculated by taking weighted average life per each community weighted by investment balance. 8. Calculated by taking months until the final scheduled homesite sale per each community weighted by investment balance.

Invested Capital Reconciliation – Q4 2025 1. Includes option fees received from counterparties in the subsequent month. 2. Includes (a) homesite inventory contributed by Lennar at Spin-Off and acquired from Rausch, less option earning deposits and other holdbacks, and (b) takedown and land acquisition and development funding activity for the year ended December 31, 2025 3. Reduction in investment balance for the year ended December 31, 2025 from (a) homesite takedowns pursuant to option agreements, net of deposit credits adjusted for non-option earning deposits, and (b) repayment of development loans 4. Includes acquisitions of homesites under option contracts, net of option earnings deposits, and development loan funding for the year ended December 31, 2025 5. Based on average option rate and/or loan interest rate weighted by investment balance, assumes SOFR rate as of September 26, 2025 6. Calculated by multiplying Invested Capital balance at end of period by weighted average yield as of quarter end, adjusted for the number of days in the quarter. In millions 7. Calculated by taking weighted average life per each community weighted by investment balance 8. Calculated by taking months until the final scheduled homesite sale per each community weighted by investment balance.

Invested Capital Reconciliation – Q3 2025 1. Includes (a) Homesite inventory contributed by Lennar at Spin-Off and acquired from Rausch, less option earning deposits and other holdbacks, and (b) takedown and land acquisition and development funding activity during the first and second quarters of 2025. 2. Reduction in investment balance during the third quarter of 2025 from homesite sales pursuant to option agreements associated with the applicable category shown; takedowns are net of deposit credits adjusted for non-option earning deposits. 3. Includes land acquisitions during the third quarter 2025, net of option earning deposits. 4. Based on average option rate and/or loan interest rate weighted by investment balance, assumes SOFR rate as of June 26, 2025. 5. Calculated by taking Invested Capital balance at end of period multiplied by weighted average yield as of quarter end, adjusted for the number of days in the quarter. In Millions.

Invested Capital Reconciliation – Q2 2025 1. Includes (a) Homesite inventory contributed by Lennar at Spin-Off and acquired from Rausch, less option earning deposits and other holdbacks, and (b) takedown and land acquisition and development funding activity during the first quarter 2025. 2. Reduction in investment balance from homesite sales pursuant to the option agreements associated with the applicable category shown; takedowns are net of deposit credits adjusted for non-option earning deposits. 3. Includes land acquisitions during the second quarter 2025, net of option earning deposits. 4. Based on average option rate and/or loan interest rate weighted by investment balance, assumes SOFR rate as of March 27, 2025. 5. Calculated by taking invested capital balance at end of period multiplied by weighted average yield as of quarter end, adjusted for number of days in Q2.

Invested Capital Reconciliation – Q1 2025 1. Includes Homesite inventory contributed by Lennar at Spin-Off and acquired from Rausch, less option earning deposits and other holdbacks 2. Reduction in investment balance from homesite sales pursuant to option agreements associated with the applicable category shown 3. Includes land acquisition after February 10, 2025, net of option earning deposits 4. Based on average option rate and/or loan interest rate weighted by investment balance, assumes SOFR rate as of March 31, 2025